UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017

RE/MAX Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street
Denver, Colorado 80237
(Address of principal executive offices, including Zip code)

(303) 770-5531
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2017, RE/MAX Holdings, Inc. (the “Company”) received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017 (the “Form 10-Q”).

As the Company reported in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2017, the Company is conducting an investigation by a special committee of independent directors into actions of certain members of the Company’s senior management. The Company is not able to complete its Form 10-Q while certain aspects of the investigation remain incomplete.

In the Notice, the NYSE informed the Company that, under the NYSE’s rules, the Company will have six months from November 15, 2017 to file the Form 10-Q with the SEC. The Company can regain compliance with the NYSE listing standards by filing the Form 10-Q with the SEC during that timeframe. If the Company fails to file the Form 10-Q by the six-month deadline, the NYSE, in its sole discretion, may grant an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The Notice stated that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

The Company continues to work expeditiously to conclude the investigation and file its Form 10-Q as soon as practicable.

Item 7.01. Regulation FD Disclosure. *

On November 16, 2017, the Company issued a press release announcing the receipt of the Notice.

Item 9.01. Financial Statements and Exhibits. *

Exhibit No.	Description
99.1	Press release dated November 16, 2017

*                 The information contained in Item 7.01 and Exhibit 99.1 of Item 9.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for purposed of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. These forward-looking statements include statements regarding the ongoing investigation including descriptions of its scope, timing and impact as well as progress of the investigation, expectations about the Company’s reporting of its results and filing its Form 10-Q for the quarter ended September 30, 2017, expectations about the Company’s ability to regain compliance with

New York Stock Exchange listing requirements, and potential violations of the Company’s codes of ethics and business conduct and policies.  Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) the uncertainty of the scope of the internal investigation of the Special Committee, and its ultimate findings, as well as the timing of its completion and costs and expenses arising out of the investigation process and its results, (2) the impact of the internal investigation on the Company, its management and operations, including financial impact as well as any litigation or regulatory action that may arise from the investigation, any of which may result in a material adverse effect on the Company, (3) the existence and identification of control deficiencies, including disclosure controls as well as any material weaknesses in internal control over financial reporting, and any impact of such control deficiencies as well as the associated costs in remediating those control deficiencies, (4) findings of misconduct or other inappropriate activities by members of our senior management, including violations of Company policies and procedures, and (5) reputational damage that the Company may suffer as a result of the matters being investigated by the Special Committee, as well as those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: November 16, 2017	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer